Exhibit 4.7

ACN 009 232 026	REGISTERED OFFICE Level 12, BGC Centre 28 The Esplanade Perth WA 6000

[NAME]	Certificate Number
[ADDRESS]
Security Number
C0000000908

JURISDICTION OF INCORPORATION: WESTERN AUSTRALIA

OPTION CERTIFICATE

OPTIONS EXPIRING AT 5:00 PM (AWST) ON 5 APRIL 2011

EXERCISABLE IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF ISSUE AT AN

EXERCISABLE PRICE OF A$0.2695 PER OPTION

Date	Transaction Type	Quantity

5 April 2007	Allotment

THIS IS TO CERTIFY THAT THE ABOVE NAMED IS THE REGISTERED HOLDER OF OPTIONS OVER FULLY PAID SHARES IN PSIVIDA LIMITED ISSUED SUBJECT TO THE ATTACHED TERMS AND CONDITIONS AND THE CONSTITUTION OF THE COMPANY.

Signed in accordance with the constitution of the Company

Director	Company Secretary

Share Registry: Computershare Investor Services Pty Limited

GPO Box D182

PERTH WA 6840

Enquiries (within Australia) 1300 557 010

(outside Australia) 61 8 9323 2000

Facsimile 61 8 9323 2033

THIS CERTIFICATE MUST BE SURRENDED TO THE COMPANY ON TRANSFER OF ANY OF THE ABOVE OPTIONS.

Application Form on Exercise of Unlisted Options Expiring 5 April 2011

To the Directors, pSivida Limited

I/We hereby exercise	option(s) and hand you herewith my/our cheque for

being 0.2695 cents per share on application for	ordinary shares in the capital of the Company.

I/We request that you allot me that number of shares and I/We agree to accept that number of shares on the terms below and the Constitution of the Company, and I/We authorise you to place my/our name on the register.

My/Our Holder Number (as shown on my/our Certificate) is

Sign Here—This section must be signed for your instructions to be executed

I/We authorise you to act in accordance with my/our instructions set out above.

Individual of Securityholder 1	Securityholder 2	Securityholder 3

Director	Director/Company Secretary	Sole Director and Sole Company Secretary

Note: when signed under Power of Attorney, the attorney states that they have not received a notice of revocation. Computershare Investor Services Pty Limited needs to sight a certified copy of the Power of Attorney.	Day/Date	Month	Year

Terms and

Conditions of

Options Attached